SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) January 3, 2007

MURRAY UNITED DEVELOPMENT CORP.

(Exact name or registrant as specified in its charter)

Delaware	33-19048-NY	22-2856171
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

P.O. Box 669,

Huntington, New York 11743

(Address of Principal Executive Offices, Including Zip Code)

(908) 979-3025

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement

Murray United Development Corp., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement dated as of November 6, 2006 (the “Agreement”) with American Metal Technology Group, a Nevada corporation (“AMTG”), and the stockholders of AMTG (the “AMTG Stockholders”), pursuant to which the Company will acquire one hundred (100%) percent of AMTG’s outstanding common stock from the AMTG Stockholders and AMTG will become a wholly-owned subsidiary of the Company in a two step reverse takeover transaction. The Agreement provides that the Company will not retain any of its existing assets after the closing of the transaction, but that all assets owned by the Company after the closing of the transaction will be those owned by AMTG.

The Agreement provides that the existing management of the Company will resign and will be replaced by the officers and directors appointed by AMTG. The existing management of the Company will not have any involvement in the business or affairs of either the Company or AMTG. The stockholders of AMTG will be issued greater than eighty five (85%) percent of the Company’s issued and outstanding shares of voting capital stock, subject to adjustments, and would therefore effectively have control over the Company after the consummation of the transaction. Because the stockholders and management of AMTG will control a majority of the voting shares of the Company and AMTG will become a wholly-owned subsidiary of the Company, the stockholders of AMTG will effectively control a public company at the conclusion of the transaction. It is anticipated that the Company’s new management will change the Company’s name to American Metal Technologies Group.

AMTG was incorporated in the State of Nevada on January 13, 2004. AMTG, through its Sino-foreign equity joint venture company, Beijing Tong Yuan Heng Feng Technology Co., Limited (“BJTY”), a Peoples’ Republic of China (“PRC”) limited liability company, and its wholly-owned foreign subsidiary, American Metal Technology (Lang Fang) Co., Limited (“AMLF”), a PRC limited liability company, is engaged primarily in the manufacture and sale of precision metal parts and components and operates two factories located in the PRC. AMTG presently owns ninety five (95%) percent of the equity of BJTY and one hundred (100%) percent of the equity of AMLF. All of AMTG’s revenues are derived from BJTY and AMLF and the shares of BJTY and AMLF are AMTG’s sole assets.

The Agreement provides that in the first step of the transaction, the Company shall acquire an equity only investment in AMTG pursuant to which, upon the expiration of the due diligence period set forth in Section 7.02(c) of the Agreement, the Company shall issue 20,000,000 shares of its common stock to AMTG (a 9.32% equity ownership interest in the Company) in exchange for AMTG issuing 180,254 shares of its common stock to the Company (a 1.75% equity ownership interest in AMTG)(the “Investment”). If the transaction fails to close for any reason, then the Investment shall be rescinded.

The Agreement provides that in the second step and upon closing the transaction, 1,213,295,563 shares will be issued to the stockholders and consultants of AMTG who would then own 85.57% of the total outstanding shares of common stock of the Company on a fully diluted basis, and existing stockholders of the Company will own 173,252,434 shares or 12.22% of the shares of common stock of the Company on a fully diluted basis. In addition, Mr. Anthony Campo, the present Chairman of the Board, Secretary and Treasurer of the Company, would receive 10,000,000 shares or 0.71% of the common stock of the Company (on a fully diluted basis) as partial consideration for his agreement to cancel approximately $900,000 of indebtedness from the Company to him. Stockholders holding 15,398,000 Class "B" warrants and Mr. Dwight Foster, who currently holds an option to purchase 6,000,000 shares of the Company, would receive similar rights to purchase an aggregate of 1.51% of the common stock of the Company on a fully diluted basis. AMTG further agreed to pay up to $50,000 of the Company's legal, accounting and other expenses incurred from the date of the Letter of Intent, subject to completion of the transaction and certain other conditions.

The Agreement contains standard representations and warranties of each of the Company and AMTG, as applicable.

Each of the Company and AMTG has agreed to continue to operate their respective business in the ordinary course prior to closing the transaction and additional material covenants include that (a) each party shall obtain all necessary approvals, including stockholder and governmental approvals; (b) each party shall protect confidential information and maintain the confidentiality of the other’s proprietary information; and (c) until termination of the Agreement, each party shall not solicit or accept an alternative acquisition or transaction proposal.

The obligations of AMTG to consummate the transaction is subject to closing conditions, including: (a) the representations and warranties of the Company set forth in the Agreement shall be true and correct as of the date of the Agreement; (b) the Company shall have performed in all material respects all obligations required to be performed by it under the Agreement at or prior to the closing pursuant to the Agreement; and (c) satisfactory due diligence disclosure by the Company.

The obligations of the Company to consummate the transaction is subject to closing conditions similar to those of AMTG, including conditions that AMTG provide the Company with audited financial statements for the years ending on December 31, 2004 (already provided) and December 31, 2005, which financial statements shall be suitable or readily adaptable for incorporation in any registration statements, prospectuses or annual reports which the Company may file with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act.

The Agreement may be terminated at any time prior to closing under certain circumstances.

Cautionary Statement

The Agreement has been included as an exhibit to this Form 8-K to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations amongst the parties thereto with respect to the transactions described in this Form 8-K, the Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, covenants and accessions made by the parties in the Agreement are made as of specific dates and are qualified and limited. In addition, certain of the contractual representations are subject to a standard of materiality that may be different from what securityholders may view as material to their interests. Investors in the Company’s securities are not third-party beneficiaries pursuant to the Agreement and should not rely upon the representations and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates. There can be no assurance that the transaction will be completed at all or on the terms described. The transaction is and shall continue to be subject to certain conditions and contingencies until the transaction is consummated.

Item 9.01 Financial Statements and Exhibits

a) Financial Statements

The Company will file the required financial statements at the time it files a further Form 8-K Current Report reflecting the consummation of the transaction.

b) Exhibits

10.1 Stock Purchase Agreement dated as of November 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURRAY UNITED DEVELOPMENT CORP.

Date: January 5, 2007	By: /s/ Anthony Campo Anthony Campo Title: Secretary & Treasurer

EXHIBIT 10.1

Stock Purchase Agreement